UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 6, 2013 (February 28, 2013)
Date of Report (date of earliest event reported)

_________________________

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated ARCP Operating Partnership Agreement

On February 28, 2013, American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”) entered into a Second Amended and Restated Agreement of Limited Partnership (the “Second A&R ARCP OP Agreement”) of ARC Properties Operating Partnership, L.P. (the “ARCP Operating Partnership”), a Delaware limited partnership and the operating partnership of ARCP, as sole general partner, which, among other things, consolidated all outstanding amendments to the Amended and Restated Agreement of Limited Partnership of the ARCP Operating Partnership (the “A&R ARCP OP Agreement”), and established two new classes of units: (i) a “Class B Unit” with all the rights of a “Class B Unit” in the ARCT III Operating Partnership (as defined below) (the “ARCT III Class B Unit”) and (ii) an “LTIP Unit” which represents units of equity interest structured as a profits interest in the ARCP Operating Partnership. At the time of the Partnership Merger (as defined below), a holder of any outstanding ARCT III Class B Units received Class B Units in the ARCP Operating Partnership.

The Second A&R ARCP OP Agreement also incorporates certain provisions provided for previously in the agreement of limited partnership of the ARCT III Operating Partnership, including allowing for the special allocation, solely for tax purposes, of excess depreciation deductions of up to $10.0 million to American Realty Capital Advisors III, LLC (the "Former ARCT III Advisor"), the former external advisor of American Realty Capital Trust III, Inc., a Maryland corporation ("ARCT III"), and a limited partner of the ARCP Operating Partnership following the Partnership Merger.  In connection with this special allocation, the Former ARCT III Advisor has agreed to restore a deficit balance in its capital account in the event of a liquidation of the ARCP Operating Partnership and has agreed to provide a guaranty or indemnity of indebtedness of the ARCP Operating Partnership.

This summary description of the material amendments to the terms of the A&R ARCP OP Agreement is qualified in its entirety by the Second A&R ARCP OP Agreement attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Management Agreement

On February 28, 2013, ARCP entered into an Amended and Restated Management Agreement (the “A&R Management Agreement”) with ARC Properties Advisors, LLC, a Delaware limited liability company (the “ARCP Manager”), which, among other things, reduced the asset management fee payable to the ARCP Manager, with respect to the excess of the unadjusted book value of the aggregate assets held by ARCP over $3.0 billion from 0.50% per annum to 0.40% per annum.

This summary description of the material amendments to the terms of the management agreement between ARCP and the ARCP Manager is qualified in its entirety by the A&R Management Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution and Exchange Agreement

On February 28, 2013, the ARCP Operating Partnership entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) with American Realty Capital Operating Partnership III, L.P. (the “ARCT III Operating Partnership”), a Delaware limited partnership and the operating partnership of ARCT III, and American Realty Capital Trust III Special Limited Partner, LLC (the “Special Limited Partner”), a Delaware limited liability company and the holder of the special limited partner interest (the “SLP Interest”) in the ARCT III Operating Partnership. The SLP Interest entitles the Special Limited Partner to receive certain distributions from the ARCT III Operating Partnership, including a subordinated distribution of net sales proceeds resulting from an “investment liquidity event” (as defined in the agreement of limited partnership of the ARCT III Operating Partnership). The Merger (as defined below) constitutes an “investment liquidity event,” as a result of which the Special Limited Partner, in connection with management’s successful attainment of the 6% performance hurdle and the return to ARCT III’s stockholders of $557.3 million in addition to their initial investment, was entitled to receive a subordinated distribution of net sales proceeds from the ARCT III Operating Partnership in an amount equal to approximately $98.4 million (the “Subordinated Distribution Amount”). Pursuant to the Contribution and Exchange Agreement, the Special Limited Partner contributed its SLP Interest (with a value equal to the Subordinated Distribution Amount), together with $750,000 in cash, to the ARCT III Operating Partnership in exchange for an amount of common units of equity ownership of the ARCT III Operating Partnership equivalent to 7,318,356 common units of equity ownership of the ARCP Operating Partnership, which were automatically converted into such ARCP Operating Partnership common units upon consummation of the Partnership Merger.

This summary description of the material terms of the Contribution and Exchange Agreement is qualified in its entirety by the Contribution and Exchange Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Acquisition and Capital Services Agreement

Pursuant to the terms of the letter agreement, dated as of December 14, 2012, by and among ARCP, ARCT III, AR Capital, LLC (“ARC”), a Delaware limited liability company, and the ARCP Manager, on February 28, 2013, ARCP and ARC agreed that, with no further action necessary by any party, the Acquisition and Capital Services Agreement (the “Acquisition and Capital Services Agreement”), dated as of September 6, 2011, between ARCP and ARC automatically terminated and was of no further force or effect. The Acquisition and Capital Services Agreement provided ARCP with access to ARC’s acquisition and debt capital markets team to acquire and finance its target properties. The services provided by ARC included, among others, review and evaluation of all potential acquisitions, financial and market analysis, property underwriting, due diligence review, sourcing and negotiation of debt financing and preparation and distribution of materials relating to potential acquisitions and financings to ARCP’s board of directors.

RBS Credit Agreement

On February 28, 2013, the ARCP Operating Partnership repaid all of the outstanding obligations under the Credit Agreement, dated as of September 7, 2011 (as amended, the “Credit Agreement”), among the ARCP Operating Partnership, as the borrower, ARCP, as a guarantor, RBS Citizens, N.A. (“RBS Citizens”) and Capital One, National Association, as lenders, and RBS Citizens, as administrative agent and letter of credit issuer, and the Credit Agreement was terminated. The Credit Agreement provided for a $150 million senior secured revolving credit facility which was scheduled to mature in September 2014.

An affiliate of RBS Citizens is one of the agents for ARCP’s “at-the-market” offering program of up to $60.0 million, pursuant to an equity distribution agreement, in connection with which the agent will be entitled to compensation equal to 2% of the gross proceeds from the sale of the shares of common stock sold through it under the equity distribution agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 28, 2013, ARCP completed its acquisition (the “Merger”) of ARCT III pursuant to the Agreement and Plan of Merger, dated as of December 14, 2012 (the “Merger Agreement”), by and among ARCP, ARCT III, Tiger Acquisition, LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of ARCP, the ARCT III Operating Partnership and the ARCP Operating Partnership, pursuant to which ARCT III merged with and into Merger Sub. In addition, pursuant to the Merger Agreement, the ARCT III Operating Partnership completed its merger (the “Partnership Merger”) with and into the ARCP Operating Partnership, with the ARCP Operating Partnership being the surviving entity.

The Merger became effective upon the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of February 28, 2013. The Partnership Merger became effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware with an effective date of February 28, 2013.

In connection with the consummation of the Merger, each share of common stock, par value $0.01 per share, of ARCT III issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive (i) 0.95 of a share of common stock of ARCP (“Stock Consideration”) for those stockholders of ARCT III who made a stock election or who failed to make an election by the election deadline in accordance with the terms of the Merger Agreement or (ii) $12.00 in cash (“Cash Consideration” and together with “Stock Consideration,” the “Merger Consideration”) for those stockholders of ARCT III who made a cash election pursuant to the Merger Agreement. The aggregate amount of Cash Consideration payable to those stockholders of ARCT III who made a cash election pursuant to the Merger Agreement was approximately $350.7 million. In connection with the Partnership Merger, each outstanding unit of equity ownership of the ARCT III Operating Partnership was converted into the right to receive 0.95 of the same class of unit of equity ownership in the ARCP Operating Partnership.

In addition, as provided in the Merger Agreement, immediately prior to the Effective Time, the vesting of certain shares of ARCT III restricted stock was accelerated, and each such share was entitled to receive the Merger Consideration.

The description of the Merger Agreement contained in this Current Report on Form 8-K (including the description of the Merger Consideration) is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by ARCP on December 17, 2012.

ARCT III and ARCP each were sponsored, directly or indirectly, by ARC. The Former ARCT III Advisor is a Delaware limited liability company wholly owned by ARC and was ARCT III’s external advisor. The ARCP Manager is wholly owned by ARC and is ARCP’s external manager. ARC and its affiliates, including the Former ARCT III Advisor, have provided investment, management, advisory, fund raising and other services to ARCT III prior to the Merger for which they were paid fees and reimbursed for certain expenses from ARCT III. ARC and its affiliates, including the ARCP Manager, also have provided investment, management, advisory, fund raising and other services to ARCP and in the future will continue to provide certain of these services for which they were or will be, as applicable, paid fees and reimbursed for certain expenses from ARCP. Additionally, the Special Limited Partner is wholly owned by ARC. Certain executive officers and directors of ARCP are principals of ARC.

Except as updated in Item 1.01 of this Current Report on Form 8-K under the captions “Second Amended and Restated ARCP Operating Partnership Agreement” and “Contribution and Exchange Agreement,” the foregoing description of the material relationships between ARC and its affiliates and the parties to the agreements described in this Current Report on Form 8-K is qualified in its entirety by reference to the “The Merger – Interests of ARCP’s Directors and Executive Officers in the Merger,” “The Merger – Interests of ARCT III’s Directors and Executive Officers in the Merger” and “The Merger – Potential Conflicts” sections of the Joint Proxy Statement/Prospectus filed by ARCP and ARCT III on January 22, 2013, as amended and supplemented by the Current Report Form 8-K filed by ARCP and ARCT III on February 21, 2013, the relevant portions of which are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Upon consummation of the Merger, ARCP assumed ARCT III’s borrowing role in ARCT III’s previously announced credit facility in the amount of $875.0 million with Wells Fargo Bank, National Association as administrative agent, RBS Citizens, N.A. and Regions Bank as syndication agents, and Capital One, N.A. and JP Morgan Chase Bank, N.A. acting as documentation agents.  Through an additional commitment, borrowings under the credit facility can be increased to $1.0 billion.

The description of the credit facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement which was filed as Exhibit 10.43 to ARCP’s Annual Report on Form 10-K for the year ended December 31, 2012 on February 28, 2013.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors and Officers

Pursuant to the terms of the Merger Agreement, effective as of February 28, 2013, ARCP’s board of directors appointed Scott J. Bowman, 56, Governor Edward G. Rendell, 69, and William M. Kahane, 64, to each serve as a director of ARCP for a term expiring upon the earlier of (i) the next annual meeting of the stockholders of ARCP and until his successor is duly elected and qualified or (ii) his death, removal or resignation. There are no related party transactions involving Scott J. Bowman and Governor Edward G. Rendell that are reportable under Item 404(a) of Regulation S-K. Each of Messrs. Bowman and Rendell will serve on ARCP’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. William M. Kahane is a principal of ARC. See Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K above for a description of the material relationships between ARCP, on the one hand, and ARC and its affiliates, on the other hand.

Scott J. Bowman was appointed as an independent director of American Realty Capital Global Trust, Inc. (“ARC Global”) in May 2012. Mr. Bowman also served as an independent director of ARCT III from February 2012 until the close of the Merger. Mr. Bowman also has served as a director of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since August 2011. Mr. Bowman has over 20 years of experience in global brand and retail management in addition to retail store development. Mr. Bowman has served as the Group President of Global Retail and International Development at The Jones Group Inc. (NYSE: JNY) since June 2012. Mr. Bowman founded Scott Bowman Associates in May 2009 and has served as its chief executive officer since such time. Scott Bowman Associates provides global management, business development, retail market and network strategies, licensing, strategic planning and international strategy and operations support to leading retailers and consumer brands. From May 2005 until September 2008, Mr. Bowman served as president of Polo Ralph Lauren International Business Development where he was also a member of the executive committee and capital committee. From June 2007 until September 2008, Mr. Bowman served as chairman of Polo Ralph Lauren Japan. During his time with Polo Ralph Lauren, Mr. Bowman led the effort to transform the company’s business in Asia from a licensed structure to a direct, integrated subsidiary of Polo Ralph Lauren. The transformation included upgraded merchandising, marketing, store development processes, restructuring remaining partnership agreements as well as leading the effort to buy back control of key operating territories in Asia. From 2003 to 2005, Mr. Bowman served as founder and chief executive officer of Scott Bowman Associates International Retail Consultancy. From May 1998 until January 2003, Mr. Bowman served as an executive officer of two subsidiaries of LVMH Moet Hennessy Louis Vuitton. From February 2001 until January 2003, Mr. Bowman served as the chief executive officer of Marc Jacobs Int’l. From May 1998 until January 2001, he was the region president of Duty Free Shoppers. Mr. Bowman has been the chairman of the board of Colin Cowie Enterprises, a multi-platform digital events and lifestyle company, since its formation in March 2011. He was also a member of the boards of directors of Stuart Weitzman from February 2009 until April 2010 and The Health Back, a specialty and e-commerce retailer, from May 2004 until September 2007. Mr. Bowman received his B.A. from the State University of New York at Albany.

Edward G. Rendell was appointed as an independent director of ARC Global in March 2012. Governor Rendell Governor Rendell also has served as an independent director of ARCP from July 2011 until October 2012, Business Development Corporation of America (“BDCA”) since January 2011 and ARCT III from March 2012 until the close of the Merger. Governor Rendell also served as an independent director of American Realty Capital – Retail Centers of America, Inc. (“ARC RCA”) from July 2010 until March 2012 and from October 2012 until the present. Governor Rendell also served as an independent director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) from January 2011 until March 2012. Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, he served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. He also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, he eliminated a $250 million deficit, balanced the city's budget and generated five consecutive budget surpluses. He was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986 he was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, he was a candidate for the mayor of Philadelphia. From 1988 through 1991, Governor Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Governor Rendell was an attorney at the law firm of Ballard Spahr. Governor Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

William M. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010. He also had served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of Phillips Edison-ARC Shopping Center REIT Inc. (“PE-ARC”) and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has served as a director of NYRR since its formation in October 2009 and had served as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III from October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of ARC HT since its formation in August 2010 and as president and chief operating officer of ARC HT, the ARC HT advisor and the ARC HT property manager from August 2010 until March 2012. Mr. Kahane served as a director and executive officer of ARCP and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane also has been an interested director of BDCA since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane served as a trustee at American Financial Realty Trust (“AFRT”) (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

Simultaneous with the appointments described above, Robin A. Ferracone resigned from the board of directors of ARCP. This resignation was not a result of any disagreements between ARCP and the current directors on any matter relating to ARCP’s operations, policies or practices. The resignation occurred solely in connection with the consummation of the Merger.

Additionally, effective as of February 28, 2013, Edward M. Weil, Jr. resigned from his capacity as ARCP’s chief operating officer. Simultaneous with Mr. Weil’s resignation, ARCP’s board of directors appointed Brian D. Jones, 44, to serve as ARCP’s chief operating officer until ARCP’s next annual meeting of its board of directors or until his successor is duly elected and has qualified to serve in that capacity. There are no related party transactions involving Brian D. Jones that are reportable under Item 404(a) of Regulation S-K.

Brian D. Jones served as chief financial officer and Treasurer of ARCT from its internalization in March 2012 until the close of its merger with Realty Income Corporation in January 2013. Prior to ARCT’s internalization, Mr. Jones served as senior vice president, managing director and head of investment banking at Realty Capital Securities, LLC and ARC from September 2010 through February 2012. Prior to joining Realty Capital Securities, LLC and ARC, Mr. Jones was a director in the real estate investment banking group at Robert W. Baird & Co. from February 2008 through August 2010. From January 2005 through November 2007, Mr. Jones was an executive director in the real estate investment banking group at Morgan Stanley & Co. Prior to that, Mr. Jones worked in the real estate investment banking group at RBC Capital Markets from February 2004 through February 2005. From October 1997 through February 2001, Mr. Jones worked in the real estate investment banking group at PaineWebber. He also founded in February 2001 and operated through February 2004 an independent financial consulting firm focused on strategic advisory and private capital raising for real estate investment firms. From September 1990 to October 1997, Mr. Jones worked in the real estate tax advisory group at Coopers & Lybrand, LLP, where he was a manager focused on REIT and partnership tax structuring. He has more than 17 years of experience advising public and private real estate companies and executing a broad range of complex strategic and capital markets transactions, including approximately $9 billon of capital markets transactions, $10 billion of real estate acquisitions and dispositions and $35 billion of corporate mergers and acquisitions. Mr. Jones is a Certified Public Accountant, licensed in California since 1993, and is a member of CSCPA, ULI and NAREIT. Mr. Jones also has Series 7, 24 and 63 licenses. Mr. Jones received a B.S. with honors in Agricultural and Managerial Economics from the University of California at Davis and an M.S. in Taxation from Golden State University.

Multi-Year Performance Plan

On February 28, 2012, ARCP entered into a 2013 Advisor Multi-Year Outperformance Agreement (the “OPP”) with the ARCP Operating Partnership and the ARCP Manager. The general terms of the OPP were previously approved by the compensation committee of the board of directors on December 11, 2012, as disclosed in the Current Report on Form 8-K filed by ARCP on December 17, 2012. Under the final OPP, the ARCP Manager was granted 8,241,101 target LTIP Units of the ARCP Operating Partnership which will be earned or forfeited based on the level of achievement of the performance metrics under the OPP. The performance period under the OPP commenced on December 11, 2012 and will end on December 31, 2015, with interim measurement periods ending on December 31, 2013 and 2014. Any LTIP Units earned under the OPP will vest 1/3 on each of December 31, 2015, 2016 and 2017 and within 30 days following each vesting date the ARCP Manager will be entitled to convert an LTIP Unit into a common unit of equity ownership of the ARCP Operating Partnership. In addition, the final OPP provides for accelerated earning and vesting of LTIP Units if the ARCP Manager is terminated or there is a change in control of ARCP. The ARCP Manager will be entitled to receive a tax gross-up in the event that any amounts paid to it under the OPP constitute “parachute payments” as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

This summary description of the OPP is qualified in its entirety by the OPP attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)     Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)     Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Agreement of Limited Partnership of the ARCP Operating Partnership, dated as of February 28, 2013
10.1	Amended and Restated Management Agreement, dated as of February 28, 2013, between ARCP and the ARCP Manager
10.2	Contribution and Exchange Agreement, dated as of February 28, 2013, among the ARCT III Operating Partnership, the Special Limited Partner and the ARCP Operating Partnership
10.3	2013 Advisor Multi-Year Outperformance Agreement, made as of February 28, 2013, among ARCP, the ARCP Operating Partnership and the ARCP Manager
99.1	“The Merger – Interests of ARCP’s Directors and Executive Officers in the Merger,” “The Merger – Interests of ARCT III’s Directors and Executive Officers in the Merger” and “The Merger – Potential Conflicts” sections of the Joint Proxy Statement/Prospectus, filed by ARCP and ARCT III on January 22, 2013, as amended and supplemented by the Form 8-K filed by ARCP and ARCT III on February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: March 6, 2013	By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors